SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                  MUNIHOLDINGS NEW JERSEY INSURED FUND II, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Maryland                                        Applied for
---------------------------                  ---------------------------------
(STATE OF INCORPORATION OR                   (IRS EMPLOYER IDENTIFICATION NO.)
 ORGANIZATION)


MuniHoldings New Jersey Insured
  Fund II, Inc.                                         08536
800 Scudders Mill Road                         -----------------------
Plainsboro, New Jersey                                (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
 OFFICES)




SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO                   NAME OF EACH EXCHANGE ON WHICH
BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED

Shares of Common Stock,                       New York Stock Exchange
par value $.10 per share





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The  section   captioned   "Description   of  Capital   Stock"  in  the
Registrant's prospectus dated September 22, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-61965, and 811-08971) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 22, 1998, is incorporated herein by reference.



ITEM 2.  EXHIBITS.

(I)   The following exhibits have been filed with the Commission:

         (1)    Form of Certificate for Common Stock.*

         (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

         (1)    Not applicable.
         (2)    Not applicable.
         (3)    Not applicable.
         (4)    (a) Charter of the Registrant.
                (b) By-Laws of the Registrant.
         (5)    Specimen Certificate for Common Stock.
         (6)    Not applicable.


----------------------
*     Incorporated by reference to Exhibit (d)(2) to the Registration Statement.
**    Incorporated by reference to Exhibit (d)(1) to the Registration Statement.




                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MUNIHOLDINGS NEW JERSEY INSURED
                                         FUND II, INC.
                                         (Registrant)

                                         By:  /s/ ALICE A. PELLEGRINO
                                              ------------------------------
                                              Name:  Alice A. Pellegrino
                                              Title:    Secretary

September 24, 1998







                                                   September 23, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Division of Investment Management

       Re:      MuniHoldings New Jersey Insured Fund II, Inc.
                Registration Statement on Form 8-A under
                the Securities Exchange Act of 1934
                ---------------------------------------------


Ladies and Gentlemen:

     On behalf of MuniHoldings New Jersey Insured Fund II, Inc. (the "Fund"), enclosed for filing with the Securities and Exchange Commission (the
"Commission") is the Fund's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Part A of the General Instructions to Form 8-A, a Registration Statement automatically becomes effective under the Exchange Act upon the later of the following three events:

         1. Receipt by the Commission of a certification from the national securities exchange upon which the Fund's shares will be listed;

         2. Effectiveness of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 relating to the class of securities being registered under the Exchange Act; and

         3. Filing of Form 8-A with the Commission.

         We have been informed by representatives of the New York Stock Exchange that a certification with respect to the Fund's common shares will be forwarded to the Commission immediately following this filing, and we have been informed by the staff of the Division of Investment Management that the Fund's Registration Statement on Form N-2 (File No. 333-61965) was declared effective under the Securities Act at 4:30 p.m. on Tuesday, September 22, 1998.

                                                  Very truly yours


                                                  /s/ Elizabeth Keeley

Enclosure